UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

Osmotica Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01  Changes in Registrant’s Certifying Accountant.

On April 5, 2019, Osmotica Pharmaceuticals plc (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent accountant, effective immediately. The audit committee of the Company’s board of directors (the “Audit Committee”) approved the dismissal of BDO.

The reports of BDO on the Company’s consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2018 and 2017, and the subsequent interim period through April 5, 2019, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report; or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except as referenced below.

In connection with the preparation of the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017, the Company identified a material weakness in internal controls over financial reporting with respect to its period-end financial closing process. This material weakness related to the Company’s lack of sufficient available resources in its accounting and financial reporting functions with sufficient experience and expertise with respect to the application of generally accepted accounting principles and related financial reporting to ensure that the Company identified, accumulated and timely prepared and reviewed all required supporting information to establish the completeness and accuracy of its consolidated financial statements and disclosures. As part of its audit review process, the Audit Committee discussed the material weakness with BDO. The Company identified and implemented a number of actions to remediate the underlying causes of the control deficiencies that gave rise to the material weakness. Based on these actions, the Company concluded that this material weakness had been remediated by December 31, 2018. The Company has authorized BDO to respond fully to the inquiries of Ernst & Young LLP, the successor accountant, concerning the subject matter of the material weakness.

On April 10, 2019, Audit Committee engaged Ernst & Young LLP as the Company’s independent accountant to audit the Company’s consolidated financial statements for the year ending December 31, 2019. During the years ended December 31, 2018 and 2017, and the subsequent interim period through April 10, 2019, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either:  (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of BDO’s letter dated April 9, 2019 is filed as Exhibit 16.1 hereto.

Item 9.01                              Financial Statements and Exhibits.

(d)  Exhibits

No.	Description
16.1	Letter dated April 9, 2019 from BDO USA LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMOTICA PHARMACEUTICALS PLC

By:	/s/ Andrew Einhorn
Andrew Einhorn Chief Financial Officer

Date: April 11, 2019